Exhibit 99.1

Inno Holdings Inc. Officially Launches Artificial Intelligence Strategic Plan

April 08, 2026 10:00 ET | Source: Inno Holdings Inc.

Hong Kong, April 08, 2026 (GLOBE NEWSWIRE) -- INNO HOLDINGS INC. (NASDAQ: INHD) (“INNO” or the “Company”) today launched its Artificial Intelligence (“AI”) Strategic Initiative designed to enhance operational efficiency in its electronic devices trading business. The Company plans to develop AI-powered data analytics tools through in-house research and development and outsourcing developers, targeting internal optimization and supply chain collaboration.

INNO plans to strategically deploy specialized AI tools including but not limited to Mobile Phones AI Quality Inspection System, Mobile Phones AI Rating System, and Mobile Phones AI Pricing System. The Company envisions that these innovative solutions can be deeply integrated into the Company’s workflows, providing real-time intelligent analytics for core functions such as procurement, sales, and product quality inspection, significantly accelerating decision-making and enhancing sales competitiveness.

“AI has been transforming global electronics supply chains, with mobile phones driving trillion-dollar intelligent upgrades,” said CEO Mr. Ding Wei. “Leveraging our Asian supply chain expertise and B2B insights, it is our hope to rapidly develop differentiated AI applications to support the Company’s long-term growth in this digital era.”

Currently, the AI Strategic Initiative is only in the early planning stage and has not yet been implemented. The timing and impact of the initiative remain subject to further development and evaluation, and there can be no assurance as to the timing, scope or successful implementation of such AI-related applications.

Following its 2024 entry into electronic products trading business, the Company aims to use this internal efficiency strategy to deploy AI across core workflows, which is intended to dramatically boost operational efficiency through optimization of existing internal data.

1

About Inno Holdings Inc.

INNO is a trade-focused electronic products trading company and a holding company incorporated in the State of Texas. The Company has operations primarily in Hong Kong and is continuing to grow its sales and distribution network in the electronic products trading industry. The Company endeavors to create greater commercial value for its business partners and therefore enhance its own enterprise value and shareholders’ value of their stake in the Company. The Company has a professional brand and marketing management system, which can quickly help partnering enterprises achieve the connection, management, and operation of marketing channels domestically and globally.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue,” “hope,” “design,” “aim” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For more information, please contact:

contact@innoholdings.com

2